Exhibit 10.6


                        EMPLOYMENT AGREEMENT




                       EMPLOYMENT AGREEMENT, dated as of
June 27, 1996, between CHARLES V. HALL  (the"Employee") and
THE STEPHAN CO., a Florida corporation  (the "Company").

                       WHEREAS, the Company desires to
assure itself of the benefit of the Employee's services and experience for a period of time;

                       WHEREAS, the Employee is willing to
enter into an agreement to that end with the Company upon the terms and conditions herein set forth;

                       WHEREAS, the Company is simultaneously
entering into a Stock Purchase Agreement with the Enrollee, pursuant to which the Company is purchasing all of the capital stock of Sorbie Acquisition Co. ("SAC"); and

                       WHEREAS, the Employee is the sole
record and beneficial owner of all of the outstanding common stock of SAC.

                       NOW, THEREFORE, in consideration of
the promises and covenants herein contained, the parties hereto agree as follows:

                       1.  Term of Agreement

                           Subject to the terms and
conditions hereof, the term of this Employment Agreement
(the "Term") shall be for the period commencing on the date hereof and terminating at midnight on June 27, 2001.

                      2.  Services to be Rendered

                           The Company hereby agrees to
employ the Employee as President of SAC, which is contemplated to be a wholly-owned subsidiary of the Company, subject to the terms, conditions and provisions of this Employment Agreement. In his capacity as President of SAC, the Employee shall be responsible principally for developing, implementing and supervising the sales and marketing activities and efforts of SAC, as requested by the Company, helping to develop and conduct the sales and marketing activities and efforts of the Company and its subsidiaries. The Employee hereby accepts such employment and agrees to devote his full time and attention to rendering services to SAC under this Employment Agreement; provided, however, the Employee shall, at the Company's request, devote such amount of his time and attention to other Company-related activities and projects as the Company directs. The Employee may devote nominal time and attention to his personal investments. In connection with the rendition of such services to the Company, the Employee shall report to and be subject to the direction of the President of the Company or a designee of the President, and he shall perform such services as shall be designated by him. The Employee shall diligently perform his duties hereunder. The Employee shall have such duties and responsibilities commensurate with his position.

                       The Employee shall subsequently
perform his duties hereunder at the principal executive offices of the Company in Fort Lauderdale, Florida.
Employer agrees to pay up to a maximum of $5,000 of Employee's actual moving expenses, upon presentation of appropriate receipts.


                       3.  Compensation

                            (a)  In full payment for
services rendered to the Company under this Employment
Agreement, the Company shall pay the Employee for each of the initial two years of the Term, a Base Salary (the "base
Salary") of Two Hundred Thousand Dollars ($200,000). For each of the following three years of the Term, the Company shall pay the Employee a Base Salary of Two Hundred and Fifty Thousand Dollars ($250,000).

                           (b)  In addition to the
compensation otherwise provided for in this Paragraph 3, the Employee shall, during the Term of this Employment Agreement and subject to the terms and conditions herein contained, also be entitled to a bonus (the "Bonus") each year of the Term. The Bonus calculation is as follows:

                           If, and to the extent that, pre-
tax earnings, after depreciation and amortization expense and before interest expense of SAC (the "Adjusted Earnings") shall be between $1,000,000 and $1,499,999 the Employee shall receive a bonus equal to seven percent (7%) of such Adjusted Earnings. If said Adjusted Earnings shall exceed $1,500,000 the bonus will increase to nine percent (9%) of all Adjusted Earnings up to $3,500,000. No bonus shall be payable in respect to Adjusted Earnings in excess of $3,500,000.

                          The determination of Adjusted
Earnings and any Bonus payable shall be made annually by the Company at approximately the time that the Company completes its' annual audit. The amounts to the Adjusted Earnings and the bonus shall be certified by the Chief Financial Officer of the Company. The aforesaid certificate shall be delivered to the Employee, along with any Bonus payable, within ten (10) days after the completion of the Company's annual audit.

                         (c)  The Employee shall, during the
Term, be entitled to two weeks of annual vacation and fringe benefits consistent with the fringe benefits, if any, generally available to all salaried employees of the Company, including group medical and life insurance and group long-term disability insurance, if any.



                        (d)    During the Term, the Company
shall reimburse the Employee for all reasonable out-of-pocket expenses for entertainment, travel, meals and the like incurred by Employee in connection with his duties hereunder subject to Company policies then in effect and subject to the prior approval of such expenses by the President of The Company when such would cause the monthly budget for such times to be exceeded. The Company shall not be required to reimburse the Employee unless the Employee submits vouchers and appropriate receipts for all such expenses.

                         (e)    Payments of Base Salary due
hereunder shall be paid in accordance with the regular payroll practices of the Company. Payments of Base Salary and Bonus hereunder shall be reduced by any deductions required to be withheld by applicable law and regulations.

                  4.    Disability, Death and Termination

                        (a)    In the event of the
Employee's physical or mental disability (so that the Employee is not reasonably able to render his full services hereunder) for any consecutive period exceeding six months, the Employee's salary during such period beyond said six months shall be reduced and paid only to the extent provided in the Company's Long Term Disability Plan, if any, then in effect until the Employee shall report ready, willing and able to resume rendering full services hereunder. Any obligation of the Company will not extend beyond the Term. In the event any such disability shall continue for a consecutive period of more than six months, or should the Employee at any time become permanently disabled and as a result thereof be unable to render his full services hereunder, then the Company may, at its' election, terminate this Employment Agreement. In the event of any such termination, the Company shall only be obligated for compensation earned by the Employee prior to such termination.

                        (b)  The obligations of the Company
under this Employment Agreement shall terminate upon the death of the Employee.

                        (c)  If any of the following events should occur:

                             (1)    the Employee voluntarily
resigns or retires as an employee of the company without prior written consent of the Company;

                             (2)    the Company terminates
the Employee's employment for Cause; or

                             (3)    the Employee materially
breaches this Employment Agreement fails to cure such breach within thirty calendar days after receiving notice of such breach from the Company;

then the Company's obligations hereunder shall immediately cease and desist and no further payments of any kind shall thereafter be made by the Company to the Employee hereunder.

                        (d)    Definition of "Cause":
The term "Cause" as used herein shall mean the termination by the Company of the Employee due to: (i ) the willful or gross neglect of his duties and other obligations under this Employment Agreement, (ii) willful misconduct in the performance of his duties, (iii) the commission of any dishonest act (including without limitation) any act of fraud, misappropriation or embezzlement, in the performance of his duties, (iv) the commission by the Employee of any act which constitutes cause for dismissal of a corporate officer or employee under applicable law, (v) the Employee shall not comply with the established business and other policies of the Company or the directions of the Board of Directors or the President of the Company in any material way, or (vi) the commission of a felony resulting in the Employee's conviction, by trial or plea, and which, as determined in good faith by the Board of Directors, constitutes a crime involving moral turpitude.

                        (e)  Termination Without Cause:
In the event that the Company terminates the Employee's employment hereunder without Cause prior to the expiration of the Term, then the Company shall continue to pay the Employee his Base Salary, in accordance with the regular payroll practices of the Company, up through the later of the third anniversary of the date of this Agreement or the first anniversary of such termination without Cause, but in no event to continue beyond the termination date in Section I hereof. In addition, the Employee shall be entitled to a pro-rated portion of the Bonus payable in respect of the year of his termination, determined by multiplying the amount of the Bonus otherwise payable by the quotient of (x) the number of calendar days that the Employee was employed in such year up through the date of termination by (y) 365.

                              If the Company terminates the
Employee's employment hereunder without Cause prior to the expiration of the Term, the non-compete provisions set forth in Section 9 (a) hereof shall terminate upon such termination: provided, however, that the restrictions set forth in Section 9 (b) hereof shall apply and remain in effect in accordance with the terms thereof.

                   (5)     Return of Materials:      The
Employee will, at any time upon request by the Company's
Board of Directors or the President of the Company and, in any event, at the expiration of the Term for any reason whatsoever, immediately return to the Company (without retaining any copies or extracts thereof) all records, books, notes, memoranda, customer lists, supplier lists, tools, molds, designs, tapes, videotapes, equipment, advertising and promotional material and any and all other documents, tools, equipment or other materials belonging to the Company which belong to the Company or contain information related in any way to the Company's business.
Employee acknowledges that all such materials are now, and will always remain, the exclusive property of the Company.






                   (6)   Ownership of Products and Inventions;

                         Confidentiality:

                         (a)    The Employee acknowledges
and agrees that, unless he is specifically and in writing granted by the Company rights in any products purchased, produced, licensed or sold by the Company (the "Products"), he shall have no rights of any kind in the Products. The Employee hereby irrevocably assigns to the Company any rights in the Products that may be granted the Employee by law (including, without limitation, patent, copyright and trademark laws) or by any other person or entity, and agrees to execute any documents necessary to transfer any such rights to the Company.

                         (b)    As one of the conditions to
the Employee's employment with the Company and in partial consideration of the payment by the Company to the Employee of such compensation as set out in this Agreement and of the confidential position which the Employee shall occupy and which will bring the Employee into close contact with the efforts of the Company in engineering, production, research and development work, the Employee agrees that any inventions, product developments and enhancements, formulas, sales plans or improvements which the Employee may take, invent, acquire or suggest during the Employee's employment by the Company (whether or not at the request or upon the suggestion of the Company and whether or not during regular hours of work or otherwise during the term of the Employee's employment by the Company) shall become and shall be the absolute and exclusive property of Company. The Employee further agrees to disclose forthwith in writing such discovery or invention to the Company but to no other person. The Employee also agrees forthwith to irrevocably assign to the Company full and exclusive rights to any discovery or invention, and to any patent to the full end of the term of such patent. This Agreement shall apply to all discoveries or inventions, whether similar to anything used in connection with the present business of the Company or radically different in principal or result therefrom. Furthermore, upon the request of the Company, the Employee shall forthwith execute all documents necessary or advisable in the opinion of the Company to direct the issuance of patents to the Company or to vest title in the Company to such inventions or discoveries. However, the expense of securing any such patent shall be borne by the Company. Finally, the Employee agrees to hold any secret process, formula, methods, or appliances for which no patent is issued as trustee for the benefit of the Company.


                           (c) Nondisclosure of Confidential
Information. The Employee will not, at any time (other than as may be required or appropriate in connection with the performance by him of his duties hereunder) directly or indirectly, use, exploit, communicate, disclose or disseminate any Confidential Information (as defined below) in any manner whatsoever (except as may be required under legal process by subpoena or other court order; provided, that, the Employee will take reasonable steps to give the Company sufficient prior written notice in order to contest such requirement or order).

                             For purposes hereof, the term
"Confidential Information" means any and all information (oral or written) relating to the Company or any person controlling, controlled by, or under common control with the Company or any of their respective activities, including, but not limited to, information relating to: discoveries, inventions, innovations, software, patents, patent applications, know how, secret processes, research, test procedures and results, machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customer lists; customers and prospects- advertising, promotion and marketing: trademarks and trademark registrations; copyrights and copyright registrations; corporate strategies; acquisition plans and proposals; and information pertaining to any governmental investigation, except such information which can be shown by the Employee to be generally known in the industry or in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain).

                      (7) Removal of Documents or Objects:

                          The Employee agrees not to remove
from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or any of its subsidiaries, or except as specifically permitted in writing by the Company, any document or object containing or reflecting any proprietary information of the Company. The Employee recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the
Company.
                      (8)  Corporate Opportunities:

                           The Employee agrees that during
his employment hereunder he will not take any action which might divert from the Company or any subsidiary of the Company any opportunity which would be within the scope of any of the present or business thereof.

                      (9)  Non-Compete:

                          (a) The Employee agrees that prior
to this Agreement he concentrated solely in the professional hair care segment and that during his employment with the Company (The Stephan Co.) he may be exposed to the retail hair care market. Accordingly, during the Term and for a period of six (6) months thereafter, the Employee shall not in the United States of America, directly or indirectly, (i) engage in any business relating to the development, manufacture, sale or marketing of professional hair care products (the "Hair Care Business"); (ii) enter into the employ of any person engaged in the Hair Care Business or render any services to any person for use in the Hair Care Business; or (iii) have an interest in any person engaged in the Hair Care Business, directly or indirectly, in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee or consultant or any other relationship or capacity.

                          Additionally, during the Term and
for a period of one (1) year thereafter, the Employee shall not, in the United States of America, directly or indirectly, (i) engage in any business or activity that competes with any business (other than the Hair Care
Business) that the Company is then engaging (the "General
Business"); (ii) enter into the employ of any person engaged in any business that competes with the General Business or render any services to any person for use in competing with the General Business; or (iii) have an interest in any person engaged in any business that competes with the General Business, directly or indirectly, in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee or consultant or any other relationship or capacity.

                     (b) In addition, during the Term and
for a period of six (6) months thereafter (in respect of the Hair Care Business), and for a period of two (2) years thereafter (in respect of the General Business), the Employee shall not interfere with business relationships
(whether formed heretofore or thereafter) between the Company and any of its customers, suppliers, distributors or employees. Without limiting the foregoing sentence, the Employee shall not, directly or indirectly, for the periods set forth in the foregoing sentence, solicit, raid, entice or induce any person that is at any such time (or within the prior twelve (12) months) a customer of the Company to become a customer of any other person or employ or otherwise engage, or cause to be employed or engaged, any employee of the Company or solicit, raid, entice or induce any person who is at any such time (or was within the prior twelve (12) months an employee, director, distributor or sales representative of the Company to be employed or otherwise engaged by any person.

                        As used in this Agreement, including
Section 9, the term the "Company" shall mean The Stephan Co.
and all of its Subsidiaries and divisions, whether now or hereafter organized.


                    (10) Injunctive Relief:

                         It is understood and agreed by and
between the parties hereto that the services to be rendered by the Employee hereunder, and the rights and privileges granted to the Employee by the Company hereunder, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach or threatened breach by the Employee of any of the provisions contained in this Employment Agreement will cause the Company great and irreparable injury and damage. The Employee hereby expressly agrees that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of this Employment Agreement by the Employee in each case without the necessity of posting bond. This provision shall not, however, be construed as a waiver of any of other rights and remedies which the Company may have for damages or otherwise.


                         (11)  Warranty:

                               The Employee hereby warrants
that he is free to enter into this Employment Agreement and to render his services pursuant hereto.


                               The Employee hereby
represents and warrants that his execution, delivery and performance of this Agreement will not conflict with or violate any agreement or understanding to which he is a party or is otherwise bound. As of the date of the execution of this Agreement, the Employee hereby agrees that that certain Employment Agreement, dated as of June 1, 1994, by and between the Employee and SAC shall automatically terminate and be of no force and effect, and that SAC shall have no further obligation or liability to the Employee thereunder.

                         (12)   Non-Assignability:

                               This Employment Agreement may
not be assigned or delegated by the Employee or by the Company except by the Company to any of its active ongoing subsidiaries or to any of its assigns with the prior written consent of the Employee which consent shall not be unreasonably withheld. This Employment Agreement shall inure to the benefit of and be enforceable by the parties hereto and any and all successors or assigns of the Company.

                        (13)   Merger or Consolidation:

                               Without limitation of the
foregoing, in the event of the merger or consolidation of the Company with any other corporation or corporations, or of the sale by the Company of a major portion of its assets or of its business and goodwill, this Employment Agreement may be assigned and transferred to such successor in interest as an asset of the Company upon such assignee assuming the Company's obligations hereunder, in which event the Employee agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee of this Employment Agreement.


                         (14)   Notices:

                                All notices and other
communications which are required or may be given under this Employment Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:


                  (a)    If to the Company, to it at
                         the following address:

                         1850 W. McNab Road
                         Ft. Lauderdale, FL 33309

                         Attention:     President


                   (b)     If to the Employee, to him
                           at the following address:

                           420 Woodhaven Drive
                           Wexford, PA 15090


or to such place as either party shall have specified by notice in writing to the other.

              (15)   Reasonableness of Covenants: The
parties hereto believe that the covenants contained in this Agreement are reasonable. If, however, it shall be determined at any time by any court of competent jurisdiction that any provision of this Agreement, as written, is unenforceable because the restrictions set forth herein are unreasonable, either in terms of the duration or geographic scope of such restriction or the type of conduct prohibited therein, the parties hereto agree that such restrictions as shall have been determined to be unreasonable shall thereupon be deemed so amended as to make such restrictions reasonable in the determination of such court, and this Agreement, as so modified, shall be enforceable between the parties to the same extents if such amendments had been made prior to the date of any alleged breach hereunder. In addition, it is the intention of the parties that any such determination shall not bar or in any way affect the Company's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provision in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                     (16) Governing Law:

                          This Employment Agreement shall be
governed by and construed in accordance with the internal laws of the State of Florida.

                     (17) Entire Agreement: Amendment:

                          This Employment Agreement sets
forth the entire understanding of the parties in respect to the subject matter contained herein and supersedes all prior agreements and understandings relating to the subject matter and may only by a written agreement signed by both parties hereto or their duly authorized representatives.



                              IN WITNESS WHEREOF, the
parties hereto have executed this Employment Agreement as of the date first above written.




                                        Charles V. Hall



                                        THE STEPHAN CO.


                                    By: Frank F. Ferola